Exhibit 10.1

May 2, 2018

CONFIDENTIAL

Conagra Brands, Inc.

222 Merchandise Mart Plaza, Suite 1300

Chicago, IL 60654

Attention: Corporate Secretary

JANA Partners LLC

767 Fifth Avenue, 8th Floor

New York, New York 10153

Attention: Legal Department

Re:	Conagra / JANA Cooperation Agreement – Amendment of Standstill Period

Reference is made to that certain Amended and Restated Cooperation Agreement (the “Agreement”), dated May 27, 2016, as modified by that letter agreement dated May 10, 2017, between JANA Partners LLC (“JANA”) and Conagra Brands, Inc. (formerly known as ConAgra Foods, Inc.) (the “Company”). All capitalized terms used but not otherwise defined herein shall have the meanings given in the Agreement.

Each of the parties hereto acknowledges and agrees that:

1.	Section 14 of the Agreement is hereby amended and restated in its entirety as follows:

This Agreement shall terminate on May 2, 2018.

2.	This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principals of conflict of law or choice of law.

***

IN WITNESS WHEREOF, each of the parties hereto has executed this letter agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

CONAGRA BRANDS, INC.	JANA PARTNERS LLC

/s/ Colleen Batcheler	/s/ Charles Penner
Colleen Batcheler	Charles Penner
Executive Vice President, General Counsel & Corporate Secretary	Partner

[Signature page to Cooperation Agreement—Letter Agreement]